Exhibit 2  page 1 of  3

               ENTERGY CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEET
                              ASSETS
                          March 31, 2002
                           (Unaudited)
                          (In Thousands)

                   CURRENT ASSETS
Cash and cash equivalents:
  Cash                                                    $158,188
  Temporary cash investments - at cost,
   which approximates market                               604,688
  Special deposits                                             419
                                                       ------------
     Total cash and cash equivalents                       763,295
                                                       ------------
Other temporary investments                                      -
Notes receivable                                            47,904
Accounts receivable:
  Customer                                                 271,697
  Allowance for doubtful accounts                          (19,186)
  Other                                                    225,118
  Accrued unbilled revenues                                278,260
                                                       ------------
     Total receivables                                     755,889
                                                       ------------
Deferred fuel costs                                        127,280
Accumulated deferred income taxes                           32,038
Fuel inventory - at average cost                           110,729
Materials and supplies - at average cost                   465,143
Deferred nuclear refueling outage costs                     61,768
Prepayments and other                                       94,754
                                                       ------------
TOTAL                                                    2,458,800
                                                       ------------

           OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                       677,211
Decommissioning trust funds                              1,773,676
Non-utility property - at cost (less accumulated
  depreciation)                                            294,845
Other                                                      441,850
                                                       ------------
TOTAL                                                    3,187,582
                                                       ------------

           PROPERTY, PLANT AND EQUIPMENT
Electric                                                26,411,761
Property under capital lease                               750,950
Natural gas                                                203,812
Construction work in progress                            1,008,507
Nuclear fuel under capital lease                           279,621
Nuclear fuel                                               196,039
                                                       ------------
TOTAL PROPERTY, PLANT AND EQUIPMENT                     28,850,690
Less - accumulated depreciation and amortization        11,961,391
                                                       ------------
PROPERTY, PLANT AND EQUIPMENT - NET                     16,889,299
                                                       ------------

          DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                          943,918
  Unamortized loss on reacquired debt                      164,020
  Other regulatory assets                                  710,923
Long-term receivables                                       27,270
Goodwill                                                   377,472
Other                                                      750,572
                                                       ------------
TOTAL                                                    2,974,175
                                                       ------------

TOTAL ASSETS                                           $25,509,856
                                                       ============

                                              Exhibit 2 page 2 of 3

               ENTERGY CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEET
               LIABILITIES AND SHAREHOLDERS' EQUITY
                          March 31, 2002
                           (Unaudited)
                          (In Thousands)

                CURRENT LIABILITIES
Currently maturing long-term debt                         $570,176
Notes payable                                              407,351
Accounts payable                                           523,016
Customer deposits                                          190,594
Taxes accrued                                              830,699
Nuclear refueling outage costs                               5,125
Interest accrued                                           159,993
Obligations under capital leases                           149,300
Other                                                      198,580
                                                       ------------
TOTAL                                                    3,034,834
                                                       ------------

         DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                        3,410,282
Accumulated deferred investment tax credits                465,290
Taxes accrued                                              250,000
Obligations under capital leases                           191,879
Other regulatory liabilities                               172,547
Decommissioning                                          1,205,125
Transition to competition                                  233,099
Regulatory reserves                                         47,308
Accumulated provisions                                     614,691
Other                                                      818,463
                                                       ------------
TOTAL                                                    7,408,684
                                                       ------------

Long-term debt                                           7,058,904
Preferred stock with sinking fund                           24,781
Preferred stock without sinking fund                       334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures         215,000

                SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000
  shares; issued 248,174,087 shares in 2002                  2,482
Paid-in capital                                          4,663,931
Retained earnings                                        3,486,122
Accumulated other comprehensive loss                       (27,679)
Less - treasury stock, at cost (24,964,112 shares in
  2002)                                                    691,540
                                                       ------------
TOTAL                                                    7,433,316
                                                       ------------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $25,509,856
                                                       ============


*Totals may not foot due to rounding.

                                             Exhibit 2 page 3 of  3

                 ENTERGY CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
              For the Three Months Ended March 31, 2002
                             (Unaudited)
                            (In Thousands)

                 OPERATING REVENUES
Domestic electric                                           $1,401,009
Natural gas                                                     46,377
Competitive businesses                                         413,448
                                                           ------------
TOTAL                                                        1,860,834
                                                           ------------

                 OPERATING EXPENSES
Operating and Maintenance:
 Fuel, fuel-related expenses, and
   gas purchased for resale                                    468,861
 Purchased power                                               169,486
 Nuclear refueling outage expenses                              25,187
 Provision for turbine commitments and asset impairments       401,373
 Other operation and maintenance                               524,352
Decommissioning                                                  8,193
Taxes other than income taxes                                  102,370
Depreciation and amortization                                  205,124
Other regulatory charges (credits) - net                         1,563
                                                           ------------
TOTAL                                                        1,906,509
                                                           ------------

OPERATING INCOME (LOSS)                                        (45,675)
                                                           ------------

                    OTHER INCOME
Allowance for equity funds used during construction              6,682
Gain on sale of assets - net                                       665
Interest and dividend income                                    23,525
Equity in earnings of unconsolidated equity
  affiliates                                                    75,065
Miscellaneous - net                                            (11,072)
                                                           ------------
TOTAL                                                           94,865
                                                           ------------
             INTEREST AND OTHER CHARGES
Interest on long-term debt                                     123,527
Other interest - net                                            25,473
Distributions on preferred securities of
  subsidiaries                                                   4,709
Allowance for borrowed funds used during
  construction                                                  (5,638)
                                                           ------------
TOTAL                                                          148,071
                                                           ------------

INCOME (LOSS) BEFORE INCOME TAXES                              (98,881)

Income taxes                                                   (25,898)
                                                           ------------

CONSOLIDATED NET INCOME (LOSS)                                 (72,983)

Preferred dividend requirements and other                        5,940
                                                           ------------

EARNINGS (LOSS) APPLICABLE TO
COMMON STOCK                                                  ($78,923)
                                                           ============